UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2007

Constellation Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

370 Woodcliff Drive, Suite 300, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (585) 218-3600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 23, 2007, Constellation Brands, Inc., a Delaware corporation (the “Company” or “Constellation”), certain of Constellation’s subsidiaries as guarantors and JPMorgan Chase Bank, N.A., in its capacity as administrative agent (the “Administrative Agent”), entered into a first amendment (the “Amendment”) to the $3.5 billion Credit Agreement dated as of June 5, 2006 (the “2006 Credit Agreement”) entered into among Constellation, as Borrower, the subsidiary guarantors party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the financial institutions party thereto from time to time as lenders. The Company described the material terms of the 2006 Credit Agreement and related matters in Item 1.01 of its Current Report on Form 8-K filed on June 9, 2006, and incorporates that description herein by this reference, appropriately modified as set forth below.

Pursuant to the Amendment, the total revolving loan commitment under the 2006 Credit Agreement has been increased from $500,000,000 to $900,000,000, which increases the total loans and commitments under the 2006 Credit Agreement from $3.5 billion to $3.9 billion. In addition, the Amendment modifies certain other terms and definitions in the 2006 Credit Agreement. These include, among other things, the following:

•

The definition of “Net Available Proceeds” and the limitation on the incurrence of senior unsecured indebtedness has been amended to remove specified limitations on the application of proceeds from the incurrence of such senior unsecured indebtedness.

•

The definition of “Operating Cash Flow” has been amended to clarify that the income of certain joint venture entities will be included in the “Operating Cash Flow” of Constellation and its consolidated subsidiaries. A new definition for “Non-Qualifying Joint Venture Entity” has been added to the 2006 Credit Agreement as part of the amendment.

•

The restriction on the payment of dividends or other distributions or payments in cash on account of, among other things, the purchase, redemption, retirement, acquisition, termination or cancellation of the shares of capital stock of Constellation or any of its subsidiaries (a “Restricted Payment”) has been amended to provide that the aggregate amount of Restricted Payments from and after March 1, 2007 may not exceed the sum of (x) $500,000,000; (y) an amount equal to 50% of consolidated net income of Constellation and its consolidated subsidiaries for the period beginning March 1, 2007 through the then most recently ended fiscal quarter of Constellation; and (z) the aggregate amount of cash proceeds of equity issuances received by Constellation and its subsidiaries after March 1, 2007.

•

With respect to the financial covenants in the 2006 Credit Agreement, (i) the periodic step-down for the required maximum debt ratio has been deleted and the required maximum debt ratio has been amended to be 5.50 to 1.0; (ii) the interest coverage ratio has been amended to be 2.50 to 1.0; and (iii) the senior debt ratio and the fixed charges ratio have been deleted.

Certain of the lenders, the Administrative Agent and certain other parties under the 2006 Credit Agreement, as amended, were lenders, agents and parties under Constellation’s prior credit agreement, and certain of such lenders, the Administrative Agent and other parties under the 2006 Credit Agreement, as amended, and their respective affiliates, have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for Constellation and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The description of the Amendment to the 2006 Credit Agreement set forth above is qualified in its entirety by the actual terms of the Amendment, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial statements of businesses acquired

Not applicable

(b)	Pro forma financial information

Not applicable

(c)	Shell company transactions

Not applicable

(d)	Exhibits

The following exhibits are furnished or filed as part of this Form 8-K.

Exhibit No.	Description
99.1	Amendment No. 1, dated as of February 23, 2007, among Constellation, the subsidiary guarantors referred to on the signature pages thereto, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 23, 2007	CONSTELLATION BRANDS, INC.

	By:	/s/ Thomas S. Summer
	Name:	Thomas S. Summer
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(1)	UNDERWRITING AGREEMENT
Not Applicable.

(2)	PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION
Not Applicable.

(3)	ARTICLES OF INCORPORATION AND BYLAWS
Not Applicable.

(4)	INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

(7)	CORRESPONDENCE FROM AN INDEPENDENT ACCOUNTANT REGARDING NON-RELIANCE ON A PREVIOUSLY ISSUED AUDIT REPORT OR COMPLETED INTERIM REVIEW
Not Applicable.

(14)	CODE OF ETHICS
Not Applicable.

(16)	LETTER RE CHANGE IN CERTIFYING ACCOUNTANT
Not Applicable.

(17)	CORRESPONDENCE ON DEPARTURE OF DIRECTOR
Not Applicable.

(20)	OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS
Not Applicable.

(23)	CONSENTS OF EXPERTS AND COUNSEL
Not Applicable.

(24)	POWER OF ATTORNEY
Not Applicable.

(99)	ADDITIONAL EXHIBITS

(99.1)	Amendment No. 1, dated as of February 23, 2007, among Constellation, the subsidiary guarantors referred to on the signature pages thereto, and JPMorgan Chase Bank, N.A., in its capacity as Administrative Agent.

(100)	XBRL-RELATED DOCUMENTS
Not Applicable.